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                                                                  EXHIBIT 10.8.3

                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE (the "Agreement") is made and entered into this 29th day of March, 1995, BY AND BETWEEN SYMPHONY WOODS LIMITED PARTNERSHIP (hereinafter referred to as "Landlord") and CREDIT MANAGEMENT SOLUTIONS, INC. (hereinafter referred to as "Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated February 10, 1995 for the use and occupancy of certain premises by Tenant located in the Symphony Woods Office Center building; and

WHEREAS, LANDLORD and TENANT do hereby intend to amend and modify the Lease as hereinafter set forth in order to set forth the actual commencement date of the Expansion Space as outlined in Section 55 of the Lease Rider and to expand into Suite 100 and Suite 310.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Suite 316 Expansion Space Commencement Date as outlined in Section 55 of the Lease Rider shall be April 1, 1995. The Term for the Expansion Space shall be coterminous with the Term of the Lease unless sooner terminated or extended as provided therein.

2. Suite 100 Expansion Space. Commencing as of the earlier to occur of (i) April 1, 1995 and (ii) the date the Suite 100 Expansion Space (as hereinafter defined) is ready for Tenant's occupancy (the "Suite 100 Expansion Space Commencement Date"), Suite 100, comprising approximately 3,760 rentable square feet in the Symphony Woods Office Center, on the area shown on the attached site plan identified as Exhibit A, and incorporated herein, (the "Suite 100 Expansion Space") shall be added to the Demised Premises. The Term for the Suite 100 Expansion Space shall be coterminous with the Term of the Lease.

     If for any reason the Suite 100 Expansion Space shall not be ready for occupancy by Tenant by April 1, 1995, the Lease shall not be affected thereby, nor shall Tenant have any claim against Landlord by reason thereof, but no Basic Rental, Operating Expenses or Taxes due for the Suite 100 Expansion Space shall be payable for the period during which the Suite 100 Expansion Space shall not be ready for occupancy. In such event, the commencement of Tenant's rights and obligations with respect to the Suite 100 Expansion Space shall be extended to the date that the Suite 100 Expansion Space is ready for Tenant's occupancy. The Suite 100 Expansion Space shall be deemed to be ready for occupancy by Tenant when the Suite 100 Expansion Space Tenant Improvements are substantially complete subject to minor punchlist items. All claims for damages arising out of any such delay are waived and released by Tenant. In the event of such delay in tendering the Suite 100 Expansion Space to the Tenant the Landlord shall not be liable to Tenant for any damage whatsoever resulting from the delay in the delivery of possession of the Suite 100 Expansion Space. Notwithstanding the foregoing, it is understood that if and to the extent that Landlord is unable to deliver timely possession of the Suite 100 Expansion Space to Tenant due (i) changes to the plans with respect to the Suite 100 Expansion Space made by Tenant after approval thereof by Landlord, (ii) the performance of any work in the Suite 100 Expansion Space by Tenant or on behalf of Tenant by a person, firm or corporation employed by Tenant, (iii) the incorporation by Tenant of non-building standard materials, finishes or installation or other items requiring a long lead time into the work contemplated by the plans with respect to the Suite 100 Expansion Space, and (iv) any other act or omission caused by or on behalf of Tenant, then the Basic Rental, Operating Expenses and Taxes reserved for the Suite 100 Expansion Space shall commence to accrue on the date possession of the Suite 100 Expansion Space would have been delivered to Tenant but for such delays.

3. Suite 310 Expansion Space. Commencing as of the earlier to occur of (i) September 1, 1995 and (ii) the date the Suite 310 Expansion Space (as hereinafter defined) is ready for Tenant's occupancy (the "Suite 310 Expansion Space Commencement Date"), Suite 310, comprising approximately 1,825 rentable square feet in the Symphony Woods Office Center, on the area
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     shown on the attached site plan identified as Exhibit B, and incorporated herein, (the "Suite 310 Expansion Space") shall be added to the Demised Premises. The Term for the Suite 310 Expansion Space shall be coterminous with the Term of the Lease.

     If for any reason the Suite 310 Expansion Space shall not be ready for occupancy by Tenant by September 1, 1995, the Lease shall not be affected thereby, nor shall Tenant have any claim against Landlord by reason thereof, but no Basic Rental, Operating Expenses or Taxes due for the Suite 310 Expansion Space shall be payable for the period during which the Suite 310 Expansion Space shall not be ready for occupancy. In such event, the commencement of Tenant's rights and obligations with respect to the Suite 310 Expansion Space shall be extended to the date that the Suite 310 Expansion Space is ready for Tenant's occupancy. The Suite 310 Expansion Space shall be deemed to be ready for occupancy by Tenant when the Suite 310 Expansion Space Tenant Improvements are substantially complete subject to minor punchlist items. All claims for damages arising out of any such delay are waived and released by Tenant. In the event of such delay in tendering the Suite 310 Expansion Space to the Tenant the Landlord shall not be liable to Tenant for any damage whatsoever resulting from the delay in the delivery of possession of the Suite 310 Expansion Space. Notwithstanding the foregoing, it is understood that if and to the extent that Landlord is unable to deliver timely possession of the Suite 310 Expansion Space to Tenant due (i) changes to the plans with respect to the Suite 310 Expansion Space made by Tenant after approval thereof by Landlord, (ii) the performance of any work in the Suite 310 Expansion Space by Tenant or on behalf of Tenant by a person, firm or corporation employed by Tenant, (iii) the incorporation by Tenant of non-building standard materials, finishes or installation or other items requiring a long lead time into the work contemplated by the plans with respect to the Suite 310 Expansion Space, and (iv) any other act or omission caused by or on behalf of Tenant, then the Basic Rental, Operating Expenses and Taxes reserved for the Suite 310 Expansion Space shall commence to accrue on the date possession of the Suite 310 Expansion Space would have been delivered to Tenant but for such delays.

4. Demised Premises: From the date hereof through the Suite 316 Expansion Space Commencement Date, approximately 8,075 square feet, comprised of suite numbers 301 and 305; From and after the Suite 316 Expansion Space Commencement Date through the day preceding the Suite 100 Expansion Space Commencement Date, 8,680 square feet, comprised of suite numbers 301, 305 and 316; From and after the Suite 100 Expansion Space Commencement Date through the day preceding the Suite 310 Expansion Space Commencement Date, 12,440 square feet, comprised of suite numbers 301, 305, 316 and 100; From and after the Suite 310 Expansion Space Commencement Date, 14,265 square feet, comprised of suite numbers 301, 305, 316, 100 and 310;

5. Basic Rental. Section 56 of the Lease Rider shall be deleted in its entirety and shall be replaced with the following:

     The Basic Rental for the Demised Premises shall be the sum of the amount shown in (e) of Definitions of the Lease, plus the amounts shown below:

     SUITE 316 EXPANSION SPACE RENTAL
     Tenant shall pay to Landlord as Basic Rental for the Suite 316 Expansion Space the total sum of $37,459.63, subject to adjustment as provided herein, on the first day of each calendar month of the Lease year, in advance, at the office of the Landlord in monthly installments as follows:

     The Basic Rental for the Suite 316 Expansion Space for the period April 1, 1995 through December 31, 1996 shall be $831.88 per month ($16.50 per rentable square foot).

     The Basic Rental for the Suite 316 Expansion Space for the period January 1, 1997 through December 31, 1997 shall be $857.08 per month ($17.00 per rentable square foot).

     The Basic Rental for the Suite 316 Expansion Space for the period January 1, 1998 through November 30, 1998 shall be $882.29 per month ($17.50 per rentable square foot).

     SUITE 100 EXPANSION SPACE RENTAL
     Tenant shall pay to Landlord as Basic Rental for the Suite 100 Expansion Space the total sum of $234,373.48 subject to adjustment as provided herein, on the first day of each calendar month of the Lease year, in advance, at the office of the Landlord in monthly installments as follows:
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     The Basic Rental for the Suite 100 Expansion Space effective as of the
     Suite 100 Expansion Space Commencement Date through the last day of the Lease Term shall be $5,326.67 per month ($17.00 per rentable square foot).

     SUITE 310 EXPANSION SPACE RENTAL
     Tenant shall pay to Landlord as Basic Rental for the Suite 310 Expansion Space the total sum of $100,831.38 subject to adjustment as provided herein, on the first day of each calendar month of the Lease year, in advance, at the office of the Landlord in monthly installments as follows:

     The Basic Rental for the Suite 310 Expansion Space effective as of the Suite 310 Expansion Space Commencement Date through the last day of the Lease Term shall be $2,585.42 per month ($17.00 per rentable square foot).

     If the commencement date for the expansion space shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, on or before the commencement date of the term the monthly installment of Basic Rental prorated on a per diem basis with respect to that fractional calendar month. All rental payments thereafter will be for a full calendar month and will be in the amount as specified in clause (e) of the Lease and above.

6. Security Deposit: Clause (g) of the Definitions of the Lease shall be deleted in its entirety and replaced with the following:

     From the date hereof through the Suite 316 Expansion Space Commencement Date $11,103.13; From and after the Suite 316 Expansion Space Commencement Date through the day preceding the Suite 100 Expansion Space Commencement Date, $11,935.01; From and after the Suite 100 Expansion Space Commencement Date through the day preceding the Suite 310 Expansion Space Commencement Date, $17,261.68; From and after the Suite 310 Expansion Space Commencement Date, $19,847.10.

7. Prorata Share: Clause (i) of the Definitions of the Lease shall be deleted in its entirety and replaced with the following:

     From the date hereof through the Suite 316 Expansion Space Commencement Date 8.68%; From and after the Suite 316 Expansion Space Commencement Date through the day preceding the Suite 100 Expansion Space Commencement Date, 9.33%; From and after the Suite 100 Expansion Space Commencement Date through the day preceding the Suite 310 Expansion Space Commencement Date, 13.38%; From and after the Suite 310 Expansion Space Commencement Date, 15.34%.

8. Suite 100 Tenant Improvements. Tenant shall take the Suite 100 Expansion Space in its "as-is" condition with the following modifications to be made by the Landlord (the "Suite 100 Expansion Space Tenant Improvements"):
     Landlord agrees to provide Tenant with the total allowance of $6.16 per square foot of the Suite 100 Expansion Space (Twenty Three Thousand One Hundred Sixty Two Dollars ($23,162.00)) (the "Suite 100 Expansion Space Tenant Allowance") toward the construction of Suite 100 Expansion Space Tenant Improvements to be made to the Suite 100 Expansion Space by Landlord in accordance with the plans (the "Plans") to be attached hereto as Exhibit C, which plans will be approved by both Landlord and Tenant.

     If the cost to construct the Suite 100 Expansion Space Tenant Improvements pursuant to the Plans exceeds the Suite 100 Expansion Space Tenant Allowance, Tenant shall pay Landlord within ten (10) days of Tenant's receipt of an invoice from Landlord, as additional rent in cash or certified funds, an amount equal to the difference between the cost to construct the Suite 100 Expansion Space Tenant Improvements and the Suite 100 Expansion Space Tenant Allowance. Tenant agrees it shall not make any changes to the Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Suite 100 Expansion Space Tenant Improvements in excess of the Suite 100 Expansion Space Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Suite 100 Expansion Space Tenant Improvemnents resulting from such changes in the Plans. In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Suite 100 Expansion Space Tenant Allowance incurred by Landlord in constructing the Suite
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     100 Expansion Space Tenant Improvements (other than additional costs arising due to changes to the Plans as described above), Tenant shall pay to Landlord within ten (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this paragraph, at the time and in the manner set forth in this paragraph shall be an event of default. Provided that Tenant is not in default under any Lease provision, in the event the costs incurred by Landlord in connection with the Suite 100 Expansion Space Tenant Improvements are less than the Suite 100 Expansion Space Tenant Allowance, such excess amounts shall be payable to Tenant by way of a credit due against the Basic Rental due hereunder.

9. Suite 310 Tenant Improvements. Tenant shall take the Suite 310 Expansion Space in its "as-is" condition with the following modifications to be made by the Landlord (the "Suite 310 Expansion Space Tenant Improvements"):
     Landlord agrees to provide Tenant with the total allowance of $5.35 per square foot of the Suite 310 Expansion Space (Nine Thousand Seven Hundred Sixty Four Dollars ($9,764.00)) (the "Suite 310 Expansion Space Tenant Allowance") toward the construction of Suite 310 Expansion Space Tenant Improvements to be made to the Suite 310 Expansion Space by Landlord in accordance with the plans (the "Plans") to be attached hereto as Exhibit D, which plans will be approved by both Landlord and Tenant.

     If the cost to construct the Suite 310 Expansion Space Tenant Improvements pursuant to the Plans exceeds the Suite 310 Expansion Space Tenant Allowance, Tenant shall pay Landlord within ten (10) days of Tenant's receipt of an invoice from Landlord, as additional rent in cash or certified funds, an amount equal to the difference between the cost to construct the Suite 310 Expansion Space Tenant Improvements and the Suite 310 Expansion Space Tenant Allowance. Tenant agrees it shall not make any changes to the Plans without obtaining the prior written consent of Landlord. In the event Tenant shall make changes to the Plans that are approved by Landlord and which result in an additional cost to Landlord of completing the Suite 310 Expansion Space Tenant Improvements in excess of the Suite 310 Expansion Space Tenant Allowance, Tenant shall pay to Landlord prior to construction of such changes, as additional rent, any increase in the cost of completing the Suite 310 Expansion Space Tenant Improvements resulting from such changes in the Plans. In the event Tenant, its employees or agents, causes any delays or is otherwise responsible, in whole or in part, for any additional costs in excess of the Suite 310 Expansion Space Tenant Allowance incurred by Landlord in constructing the Suite 310 Expansion Space Tenant Improvements (other than additional costs arising due to changes to the Plans as described above), Tenant shall pay to Landlord within ten (10) business days of receipt of written notice from Landlord, as additional rent, any such additional costs incurred by Landlord. Tenant's failure to timely pay any such amounts to be paid by Tenant as set forth in this paragraph, at the time and in the manner set forth in this paragraph shall be an event of default. Provided that Tenant is not in default under any Lease provision, in the event the costs incurred by Landlord in connection with the Suite 310 Expansion Space Tenant Improvements are less than the Suite 310 Expansion Space Tenant Allowance, such excess amounts shall be payable to Tenant by way of a credit due against the Basic Rental due hereunder.

10.  Suite 316 Rental Abatement.  No Basic Rental payments for the period
     April 1, 1995 through April 30, 1995 shall be paid by the Tenant to the Landlord for the first thirty (30) days and any such Basic Rental due for said period shall abate (the "Suite 316 Rental Abatement"). The total value of the Suite 316 Rental Abatement is $831.88. The Suite 316 Rental Abatement is for Basic Rental only and does not affect Tenant's obligation to pay additional rent or other sums otherwise due and payable under the terms of the Lease during the period of the Suite 316 Rental Abatement.
     In the event that Tenant defaults under the terms of the Lease, which default is not timely cured, Tenant's right to such Suite 316 Rental Abatement shall terminate and Tenant shall promptly pay to Landlord all rental amounts which have been abated prior to the expiration of the applicable cure period for the default in addition to any and all other charges or damages for which Landlord is entitled to recover. Further, any further rights of Tenant to the Suite 316 Rental Abatement expressly set forth under the terms of this Lease shall be null and void and of no further force and effect.

11.  Suite 100 Rental Abatement.  No Basic Rental payments for the period
     April 1, 1995 through April 30, 1995 shall be paid by the Tenant to the Landlord for the first thirty (30) days and any such Basic Rental due for said period shall abate (the "Suite 100 Rental Abatement"). The total value of the Suite 100 Rental Abatement is $5,326.67. The Suite 100 Rental Abatement is for Basic Rental only and does not affect Tenant's obligation to pay additional rent or other sums otherwise due and payable under the terms of the Lease during the period of the Suite 100 Rental Abatement. In the event that Tenant defaults under the terms of the Lease, which default is not timely cured, Tenant's right to such Suite 100 Rental Abatement shall terminate and Tenant shall promptly pay to Landlord all rental amounts which have been abated prior to the
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     expiration of the applicable cure period for the default in addition to any and all other charges or damages for which Landlord is entitled to recover. Further, any further rights of Tenant to the Suite 100 Rental Abatement expressly set forth under the terms of this Lease shall be null and void and of no further force and effect.

12. Suite 310 Rental Abatement. No Basic Rental payments for the period September 1, 1995 through September 30, 1995 shall be paid by the Tenant to the Landlord for the first thirty (30) days and any such Basic Rental due for said period shall abate (the "Suite 310 Rental Abatement"). The total value of the Suite 310 Rental Abatement is $2,620.83. The Suite 310 Rental Abatement is for Basic Rental only and does not affect Tenant's obligation to pay additional rent or other sums otherwise due and payable under the terms of the Lease during the period of the Suite 310 Rental Abatement. In the event that Tenant defaults under the terms of the Lease, which default is not timely cured, Tenant's right to such Suite 310 Rental Abatement shall terminate and Tenant shall promptly pay to Landlord all rental amounts which have been abated prior to the expiration of the applicable cure period for the default in addition to any and all other charges or damages for which Landlord is entitled to recover. Further, any further rights of Tenant to the Suite 310 Rental Abatement expressly set forth under the terms of this Lease shall be null and void and of no further force and effect.

13. Conflict of Terms. Except as expressly amended herein, all terms and conditions in the Lease shall remain in full force and effect, and all capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

DATED THIS 29 Day of March, 1995.

LANDLORD:                                  TENANT:
Symphony Woods Limited Partnership         Credit Management Solutions, Inc.
an Illinois limited partnership
By: Symphony Woods Partners, Inc.
an Illinois corporation
its general partner

/s/ TOM MOLINA                             /s/ JIM DEFRANCESCO
-------------------------------------      -----------------------------------
Tom Molina                                 Jim DeFrancesco
an Authorized Agent

Witness: /s/ Julie Leil                    Witness:
        -----------------------------              ---------------------------
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                             EXHIBIT A - SUITE 100
                           [FIRST FLOOR PLAN GRAPHIC]

                             EXHIBIT B - SUITE 310
                           [THIRD FLOOR PLAN GRAPHIC]
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                   EXHIBIT C - SUITE 100 TENANT IMPROVEMENTS
                          [CONSTRUCTION PLAN GRAPHIC]
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                   EXHIBIT D - SUITE 310 TENANT IMPROVEMENTS
                          [CONSTRUCTION PLAN GRAPHIC]